EXHIBIT 5

OPINION AND CONSENT OF BAKER BOTTS L.L.P.

[LETTERHEAD OF BAKER BOTTS L.L.P.]

August 9, 2005

Cullen/Frost Bankers, Inc
100 W. Houston Street
San Antonio, Texas 78205

Ladies and Gentlemen:

   As set forth in the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Cullen/Frost Bankers, Inc., a Texas corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to up to 4,000,000 shares (the "Shares") of common stock of the Company, par value $0.01 per share, that may be issued pursuant to the terms of the 2005 Omnibus Incentive Plan (the "Plan") of the Company, we are passing upon certain legal matters for the Company in connection with the Shares. At your request, this opinion is being furnished to you for filing as Exhibit 5 to the Registration Statement.

   In our capacity as your counsel in the connection referred to above and as a basis for the opinions hereinafter expressed, we have examined (i) the Company's Restated Articles of Incorporation and Amended Bylaws, each as amended to date, (ii) a copy of the 1997 Plan, (iii) originals, or copies certified or otherwise identified, of corporate records of the Company, (iv) certificates of public officials and of representatives of the Company and (v) statutes and other instruments or documents. In giving such opinions, we have relied upon a certificate of an officer of the Company with respect to the accuracy of the material factual matters contained in such certificate.

   We have assumed that all signatures on all documents examined by us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as copies are true and correct copies of the originals thereof and that all information submitted to us was accurate and complete. In addition, we have assumed for purposes of paragraph 2 below that the consideration received by the Company for the Shares will be not less than the par value of the Shares.

On the basis of the foregoing, and subject to the assumptions, limitations and qualifications hereinafter set forth, we are of the opinion that:

1.	The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Texas.

2.

The Shares issuable pursuant to an award, when issued by the Company pursuant to the provisions of the Plan following due authorization of a particular award thereunder by the Board of Directors of the Company or a duly constituted and acting committee of the Board of Directors as provided in and in accordance with the Plan, will have been duly authorized by all necessary corporate action on the part of the Company. Upon issuance and delivery of such Shares from time to time pursuant to the terms of such award for the consideration established pursuant to the terms of the Plan and otherwise in accordance with the terms and conditions of such award, including, if applicable, the lapse of any restrictions relating thereto, the satisfaction of any performance conditions associated therewith and any requisite determinations by or pursuant to the authority of the Board of Directors of the Company or a duly constituted and acting committee thereof as provided therein, and, in the case of stock options, the exercise thereof and payment for such Shares as provided therein, such Shares will be validly issued, fully paid and nonassessable.

This opinion is limited to the original issuance of Shares by the Company and does not cover shares of Common Stock delivered by the Company out of shares reacquired by it.

   We are members of the Texas Bar and the opinions set forth above are limited in all respects to matters of Texas law as in effect on the date hereof. We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Baker Botts L.L.P.

Baker Botts L.L.P.